Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 6, 2020, with respect to the consolidated financial statements of Bioventus LLC contained in the Registration Statement and Prospectus of Bioventus Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus of Bioventus Inc., and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

January 19, 2021